UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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AMG Funds III

(Name of Registrant as Specified In Its Charter)

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600 Steamboat Road, Suite 300

Greenwich, Connecticut 06830

203-299-3500

www.amgfunds.com

AMG Managers Special Equity Fund

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.amgfunds.com/products/special_equity_fund_mgsex.html

This information statement is being provided to the shareholders of AMG Managers Special Equity Fund (the “Fund”), a series of AMG Funds III, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (the “SEC”). This exemptive order permits the Trust’s investment manager to hire unaffiliated subadvisers or materially amend subadvisory agreements with unaffiliated subadvisers with the approval of the Board of Trustees of the Trust (the “Board” or the “Trustees”), but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about February 4, 2021.

I. Ranger Investment Management L.P. and the New Subadvisory Agreement

Ranger Investment Management L.P. (the “Subadviser” or “Ranger”) has served as the subadviser to a portion of the Fund since 2008. The Fund’s assets are currently allocated among four subadvisers, Ranger, Federated MDTA LLC, Lord, Abbett & Co. LLC and Smith Asset Management Group, L.P., each of whom acts independently of the others and uses its own methodology to select portfolio investments. As of December 31, 2020, the portfolio management team at Ranger has acquired a controlling interest in Ranger. Prior to December 31, 2020, Ranger was ultimately controlled by Jason C. Elliott, the sole managing member of Ranger Capital Group, LLC. Mr. Elliott controlled Ranger because Ranger Capital Group, LLC was the sole general partner of Ranger Capital Group Holdings L.P. (“RCGH”), which was the sole managing member of Ranger Investment Group, LLC (“Ranger GP”). Ranger GP was the sole general partner of Ranger, and RCGH owned a majority limited partnership interest in Ranger. William Conrad Doenges, II, Joseph T. LaBate, Andrew F. Hill, Brown McCullough and Brian Busby (collectively, the “Ranger Management Team”) each serve as members of the portfolio management team at Ranger. Ranger, Ranger GP, the Ranger Management Team, and RCGH entered into a purchase agreement, dated November 17, 2020, for the acquisition by the Ranger Management Team of a portion of RCGH’s ownership in Ranger and the withdrawal of Ranger GP from Ranger. Concurrently, Ranger, Ranger GP, Mr. Doenges and RCGH, entered into a separate purchase agreement dated November 17, 2020 with Kudu Investment US, LLC for the acquisition of RCGH’s remaining ownership interests in Ranger (together with the transactions contemplated by each of the above referenced purchase agreements, the “Transaction”). The Transaction was completed on December 31, 2020 and the general partnership interest in Ranger, in its entirety, was transferred to Ranger Investment GP, LLC, a newly formed entity controlled by its sole managing member, Mr. Doenges, with additional membership interests held by Mr. Hill, Mr. LaBate, and Mr. McCullough. As a result, the Former Subadvisory Agreement (as defined below) terminated.

The Transaction did not and is not expected to result in any change in the Fund’s investment objective and investment strategies, the services provided to the portion of the Fund subadvised by Ranger prior to the Transaction, the fees and expenses for the Fund, or the Fund’s preexisting portfolio management teams, structure and operations.

At a meeting held via telephone and video conference on December 3, 2020, the Board, including a majority of the Trustees who are not “interested persons” (within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (the “Independent Trustees”), was informed that the Transaction may be deemed a change of control of Ranger, thereby constituting an assignment of the Fund’s then-current subadvisory agreement between AMG Funds LLC (“AMGF” or the “Investment Manager”) and Ranger dated September 15, 2008, as amended through the date of the Board meeting (the “Former Subadvisory Agreement”), which would terminate the Former Subadvisory Agreement in accordance with its terms and the 1940 Act. To maintain continuity in the provision of the subadvisory services to the Fund following the Transaction, the Board, and separately a majority of the Independent Trustees, approved a new subadvisory agreement between AMGF and Ranger with respect to the Fund, to take effect upon the closing of the Transaction (the “New Subadvisory Agreement”). The New Subadvisory Agreement took effect on December 31, 2020.

Description of the New Subadvisory Agreement

The terms of the New Subadvisory Agreement approved by the Board are not materially different from the terms of the Former Subadvisory Agreement (including with respect to the subadvisory fees), except that, whereas the initial term of the Former Subadvisory Agreement ran from September 12, 2008 through June 30, 2010, the initial term of the New Subadvisory Agreement runs from December 31, 2020 through December 31, 2022. After the initial term, the New Subadvisory Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the 1940 Act.

Services

Under the New Subadvisory Agreement, subject to the supervision of the Investment Manager and of the Trustees of the Trust, Ranger shall manage the composition of the portion of the Fund subadvised by Ranger (the “Fund Account”), including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s prospectus and statement of additional information.

Under the New Subadvisory Agreement, Ranger shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which Ranger has investment management responsibility, provided that such authority may be revoked in whole or in part by AMGF at any time upon notice to Ranger and provided further that the exercise of such authority shall be subject to review by AMGF and the Trustees of the Trust. Ranger shall exercise its proxy voting authority in accordance with such proxy voting policies and procedures as AMGF or the Trust may designate from time to time. Ranger shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by AMGF from time to time.

Ranger shall also have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by Ranger, and for the selection of the markets on or in which the transactions will be executed. Ranger will make available to AMGF and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist AMGF and the Trust in monitoring compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable laws. Ranger will furnish the Board with such periodic and special reports with respect to the Fund Account as AMGF or the Board may reasonably request.

Compensation

Under the Fund Management Agreement between the Trust and the Investment Manager with respect to the Fund, dated April 1, 1999, as thereafter amended (the “Management Agreement”), the Fund pays the Investment Manager a fee equal to 0.90% per annum of the average daily net assets of the Fund. From this fee, under the terms and conditions of both the Former Subadvisory Agreement and the New Subadvisory Agreement, the Investment Manager pays the Subadviser a base quarterly fee at an annual rate of 0.50% of the average net assets in the Fund Account during the quarter. The Fund paid the Investment Manager $1,791,619 under the Management Agreement for the fiscal year ended December 31, 2020. The Investment Manager paid Ranger $376,990 under the Former Subadvisory Agreement for the fiscal year ended December 31, 2020. There is no change in the management fee paid by the Fund as a result of the Transaction and the New Subadvisory Agreement. The fees paid to the Subadviser under the New Subadvisory Agreement are not paid by the Fund but are paid by the Investment Manager out of the management fees the Investment Manager receives from the Fund.

The Board, and separately a majority of the Independent Trustees, most recently approved the continuation of the Former Subadvisory Agreement on June 25, 2020. Pursuant to the above-referenced exemptive order the Trust has received from the SEC, the Former Subadvisory Agreement was not required to be, and was not, submitted to the Fund’s shareholders for approval.

The New Subadvisory Agreement is attached as Exhibit A.

II. The Trust and its Management Agreement

The Fund is a series of the Trust. Under the terms of the Management Agreement, the Investment Manager selects, subject to review and approval by the Trustees, one or more subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of subadvisers, and recommends changes in the roster of subadvisers to the Trustees as appropriate. The Investment Manager also allocates the Fund’s assets among the Fund’s subadvisers, if applicable, and the portion of the Fund’s assets managed by a subadviser may be adjusted from time to time in the sole discretion of the Investment Manager. As compensation for its services, the Investment Manager receives a management fee from the Fund, and the Investment Manager is responsible for payment of all fees payable to the subadvisers of the Fund. The Fund, therefore, pays no fees directly to the subadvisers.

The Investment Manager recommends subadvisers for the Fund to the Trustees based upon the Investment Manager’s continuing quantitative and qualitative evaluation of the subadvisers’ skills in managing assets subject to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in hiring or terminating a subadviser, and the Investment Manager does not expect to make frequent changes of subadvisers.

At any given time, each subadviser serves pursuant to a separate subadvisory agreement between the Investment Manager and that subadviser. Generally, a subadviser does not provide any services to the Fund under the subadvisory agreement except portfolio investment management and related proxy voting and record-keeping services. A subadviser or an affiliated broker-dealer may execute portfolio transactions for the Fund and receive brokerage commissions, or markups/markdowns, in connection with the transactions as permitted by Sections 17(a) and 17(e) of the 1940 Act, and the rules thereunder, and the terms of any exemptive order issued by the SEC. The Trustees have approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Fund may purchase securities that are offered in underwritings in which an affiliate of the Fund’s subadviser participates. For underwritings where a subadviser affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase in the underwritings.

Information about Ranger

The following is a description of the Subadviser, which is based solely on information provided by the Subadviser.

Ranger, a Delaware limited partnership, is located at 2828 N. Harwood Street, Suite 1900, Dallas, Texas 75201. Established in 2003, Ranger is a boutique manager specializing in small- and micro-cap U.S. growth strategies. As of September 30, 2020, Ranger managed approximately $1.6 billion in discretionary and $400 million in non-discretionary assets.

Ranger Directors, Officers and Control Persons

As noted above, the Transaction did not and is not expected to result in any change in the Fund’s investment objectives and investment strategies or the services provided by Ranger to the Fund prior to the Transaction. Information about the principal executive officers, directors and general partners of Ranger is set forth in the table below. Unless otherwise noted, the address of each is c/o Ranger Investment Management L.P., 2828 N. Harwood Street, Suite 1900, Dallas, Texas 75201. Ranger is controlled by its general partner, Ranger Investment GP, LLC. Ranger Investment GP, LLC is controlled by its sole managing member, W. Conrad Doenges, with additional membership interests held by Andrew F. Hill, Joseph T. LaBate, and Brown McCullough.

Name	Title/Position
Ranger Investment GP, LLC	General Partner
W. Conrad Doenges	Chief Investment Officer and Portfolio Manager

Andrew F. Hill	President and Portfolio Manager
Joseph T. LaBate	Managing Director and Portfolio Manager
Mark Hasbani	Chief Compliance Officer

Portfolio Managers

W. Conrad Doenges, Andrew F. Hill and Joseph T. LaBate are jointly and primarily responsible for the day-to-day management of the portion of the Fund managed by Ranger. Mr. Doenges joined Ranger in 2004, serving as Chief Investment Officer and Portfolio Manager, and has over thirty years of experience in the investment management industry. Prior to joining Ranger, Mr. Doenges was a Partner, Managing Director and Co-Chief Investment Officer at John McStay Investment Counsel from 1998-2004. Mr. Hill joined Ranger in 2003 and currently serves as President and Portfolio Manager. Mr. Hill also serves as the Portfolio Manager of the Ranger Energy Select portfolio, and his primary research focus is on financial services, oil and gas and energy. Prior to joining the Ranger team in 2003, Mr. Hill served as a Research Analyst for Ranger Capital affiliated investment funds. Mr. LaBate joined Ranger in 2002 and currently serves as Managing Director and Portfolio Manager. His primary research focus is on healthcare and producer durables. Prior to joining Ranger, Mr. LaBate served as a Portfolio Manager for RedHawk Advisors LLC and conducted fundamental equity research with a focus on small-cap healthcare securities.

Other Funds with Similar Investment Objectives Managed by Ranger

The Subadviser currently acts as an investment adviser or subadviser with respect to the following other investment companies registered under the 1940 Act with a similar investment objective to that of the Fund:

Name of Fund	Investment Objective/Investment Style	Size of Fund, as of December 31, 2020	Subadvisory Fee Rate	Fee Waivers and Reimbursements
Transamerica Small Cap Growth Fund	U.S. Small Cap Growth Equity	$214.7 million	Based on daily average value within the month (0.415% on first $300 million and 0.375% if greater than $300 million)	N/A
Wilshire Small Company Growth Portfolio	Multi-manager/U.S. Small Cap Growth Equity	$28.7 million*	0.625%	N/A
Ranger Small Cap Fund, a Series of Ranger Funds Investment Trust	U.S. Small Cap Growth Equity	$32.6 million	1.00%	0.32%

*

Size reflects assets managed by Ranger, one of the subadvisers to Wilshire Small Company Growth Portfolio. As of September 30, 2020, Wilshire Small Company Growth Portfolio had $40.638 million in assets.

III. Board of Trustees’ Recommendation

At a meeting held via telephone and video conference on December 3, 2020,1 the Board, and separately a majority of the Independent Trustees, approved the New Subadvisory Agreement. The New Subadvisory Agreement was presented for approval because the Former Subadvisory Agreement was expected to terminate in connection with the Transaction.

[1]

The Trustees determined that the conditions surrounding COVID-19 constituted unforeseen or emergency circumstances and that reliance on the SEC’s exemptive order, which provides relief from the in-person voting requirements of the 1940 Act in certain circumstances (the “In-Person Relief”), was necessary or appropriate due to the circumstances related to current or potential effects of COVID-19. The Trustees unanimously wished to rely on the In-Person Relief with respect to the approval of those matters on the agenda for the December 3, 2020 meeting that would otherwise require in-person votes under the 1940 Act. See Investment Company Release No. 33897 (June 19, 2020). This exemptive order supersedes, in part, a similar, earlier exemptive order issued by the SEC (Investment Company Release No. 33824 (March 25, 2020)).

The Independent Trustees were separately represented by independent legal counsel in connection with their consideration of the approval of the New Subadvisory Agreement. In considering the New Subadvisory Agreement, the Trustees reviewed a variety of materials relating to the Fund and the Subadviser, including the nature, extent and quality of services, provided to them in connection with their December 3, 2020 meeting, and also considered generally the information relating to the Fund and the Subadviser provided to them in connection with their meeting on June 25, 2020, which was the meeting in which the Trustees considered and approved the renewal of the Former Subadvisory Agreement for an additional one year period. In connection with their June 25, 2020 meeting, the information provided to the Trustees included comparative performance, fee and expense information for an appropriate peer group of similar mutual funds for the Fund (the “Peer Group”), performance information for the relevant benchmark index for the Fund (the “Fund Benchmark”) and, with respect to the Subadviser, comparative performance information for an appropriate peer group of managed accounts, other relevant matters, and other information provided to them on a periodic basis throughout the year. Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel; (b) received materials from their independent legal counsel discussing the legal standards applicable to their consideration of the New Subadvisory Agreement; and (c) met with their independent legal counsel in a private session at which no representatives of management were present.

Nature, extent and quality of services. In considering the nature, extent and quality of the services provided by the Subadviser, the Trustees reviewed information relating to the Subadviser’s financial condition, operations and personnel and the investment philosophy, strategies and techniques (its “Investment Strategy”) used in managing the Fund Account. Among other things, at the December 3, 2020 meeting and the June 25, 2020 meeting, the Trustees reviewed information on portfolio management and other professional staff, information regarding the Subadviser’s organizational and management structure and the Subadviser’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individuals at the Subadviser with portfolio management responsibility for the Fund Account, including the information set forth in the Fund’s prospectus and statement of additional information. In this regard, the Trustees observed that the Subadviser had extensive experience managing micro-cap strategies. The Trustees also noted the manner in which the Subadviser’s Investment Strategy complements those utilized by the Fund’s other subadvisers. In the course of their deliberations at such meetings, the Trustees evaluated, among other things: (a) the services rendered by the Subadviser in the past; (b) the qualifications and experience of the Subadviser’s personnel; and (c) the Subadviser’s compliance program. The Trustees also took into account, at their December 3, 2020 meeting, the financial condition of the Subadviser with respect to its ability to provide the same level of services under the New Subadvisory Agreement as under the Former Subadvisory Agreement. The Trustees also considered the Subadviser’s risk management processes. In addition, the Trustees, at their December 3, 2020 meeting, reviewed information relating to the Transaction and the role of current Subadviser personnel under the New Subadvisory Agreement following the Transaction and noted that the role of such personnel would be identical. The Trustees noted that the Subadviser has served as a subadviser to the Fund since 2008 and that the same personnel would continue to serve as portfolio managers of the Fund.

Performance. At their June 25, 2020 meeting, the Board considered the Fund’s net performance during relevant time periods as compared to the Fund’s Peer Group and Fund Benchmark and considered the Subadviser’s performance as compared to an appropriate peer group of managed accounts and also considered the gross performance of the Fund Account as compared to the Subadviser’s relevant performance composite that utilizes the same investment strategy and approach and noted that the Board reviews on a quarterly basis detailed information about both the Fund’s performance results and portfolio composition, as well as the Subadviser’s Investment Strategy. The Board was mindful of the Investment Manager’s expertise, resources and attention to monitoring the Subadviser’s performance, investment style and risk-adjusted performance with respect to the Fund and its discussions with the Subadviser’s management regarding the factors that contributed to the performance of the Fund. The Board also noted the Subadviser’s performance record with respect to the Fund Account.

Among other information relating to the Fund’s performance, the Trustees noted, at their June 25, 2020 meeting, that the Fund’s performance for Class N shares (which share class has the earliest inception date and the largest amount of assets of all the share classes of the Fund) for the 1-year, 3-year, 5-year and 10-year periods ended March 31, 2020 was below, below, above, and above, respectively, the median performance of the Peer Group and above the performance of the Fund Benchmark, the Russell 2000 Growth Index. The Trustees took into account management’s discussion of the Fund’s performance, including the fact that the Fund outperformed the Fund Benchmark for all relevant time periods and outperformed the median of the Peer Group for the 5-year and 10-year periods. The Trustees concluded that the Fund’s overall performance has been satisfactory. At their December 3, 2020 meeting, the Trustees also considered more recent performance information regarding the Fund and the Fund Account. The Trustees noted that the Fund’s performance for Class N shares was above the performance of the Fund Benchmark for the 1-year, 3-year, 5-year and 10-year periods ended September 30, 2020.

Subadvisory Fees; Profitability; and Economies of Scale. In considering the reasonableness of the subadvisory fee payable by the Investment Manager to the Subadviser, the Trustees relied on the ability of the Investment Manager to negotiate the terms of the New Subadvisory Agreement at arm’s length as part of the manager-of-managers structure, noting that the Investment Manager is not affiliated with the Subadviser. In addition, the Trustees considered other potential benefits of the subadvisory relationship to the Subadviser, including, among others, the indirect benefits that the Subadviser may receive from the Subadviser’s relationship with the Fund, including any so-called “fallout benefits” to the Subadviser, such as reputational value derived from the Subadviser serving as Subadviser to the Fund. In addition, the Trustees noted that the subadvisory fees are paid by the Investment Manager out of its advisory fee. As a consequence of all of the foregoing, the cost of services to be provided by the Subadviser and the profitability to the Subadviser of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, the Trustees did not consider potential economies of scale in the management of the Fund Account by the Subadviser to be a material factor in their deliberations at this time. Taking into account all of the foregoing, the Trustees concluded that, in light of the nature, extent and quality of the services provided to-date by the Subadviser, and the other considerations noted above with respect to the Subadviser, the Fund’s subadvisory fees are reasonable.

*    *    *    *

After consideration of the foregoing, the Trustees also reached the following conclusions (in addition to the conclusions discussed above) regarding the New Subadvisory Agreement: (a) the Subadviser has demonstrated that it possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement and (b) the Subadviser maintains appropriate compliance programs.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the New Subadvisory Agreement would be in the best interests of the Fund and its shareholders. Accordingly, on December 3, 2020, the Trustees, and separately a majority of the Independent Trustees, voted to approve the New Subadvisory Agreement.

IV. Additional Information

The Investment Manager serves as investment manager and administrator of the Trust. The Investment Manager is a subsidiary of Affiliated Managers Group, Inc. (“AMG”). AMG Distributors, Inc. (“AMGDI”), a wholly owned subsidiary of the Investment Manager, serves as distributor of the Fund. The Investment Manager and AMGDI are located at 600 Steamboat Road, Suite 300, Greenwich, Connecticut 06830. AMG is located at 777 South Flagler Drive, West Palm Beach, Florida 33401.

The Investment Manager serves as administrator to the Fund under an Amended and Restated Administration Agreement between the Investment Manager and the Trust with respect to the Fund (the “Administration Agreement”). For the fiscal year ended December 31, 2020, the Fund paid $298,603 to the Investment Manager under the Administration Agreement. AMGDI serves as the principal distributor and underwriter for the Fund under a Distribution Agreement between the Distributor and the Trust with respect to the Fund. The Distributor receives no compensation from the Fund for its services as distributor. The Investment Manager and Distributor will continue to provide these administrative and distribution services, respectively, to the Fund after the closing of the Transaction and the effectiveness of the New Subadvisory Agreement.

For the fiscal year ended December 31, 2020, the Fund did not pay any commissions to any affiliated broker-dealer.

Financial Information

The Fund’s most recent annual and semi-annual reports are available upon request, without charge, by writing to AMG Funds LLC, 600 Steamboat Road, Suite 300, Greenwich, Connecticut 06830, by calling 1-800-548-4539, or by accessing the Fund’s website at www.amgfunds.com.

Shareholders Sharing the Same Address

The Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please call the Fund at 1-800-548-4539. If your shares are held in broker street name, please contact your financial service firm to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at AMG Funds III, 600 Steamboat Road, Suite 300, Greenwich, Connecticut 06830, or by telephone at 1-800-548-4539, or contact your financial service firm. The Fund undertakes to deliver promptly upon written or oral request a separate copy of this information statement to a security holder at a shared address to which a single copy of the document was delivered.

Beneficial Owners and Management Ownership

As of December 17, 2020, the following persons or entities owned beneficially or of record 5% or more of the outstanding shares of each class of the Fund:

AMG Managers Special Equity Fund

Name and Address	Number of Shares Owned	Percentage of Class

Class N

Charles Schwab & Co. Inc.* Special Custody Account for the Exclusive Benefit of Customers Attn: Mutual Funds 101 Montgomery Street San Francisco, California 94104-4122	492,208.324	35.22%

National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, New Jersey 07310-2010	222,368.034	15.91%

Class I

National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, New Jersey 07310-2010	153,460.759	53.24%

Raymond James Omnibus for Mutual Funds Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, Florida 33716	56,365.248	19.56%

John Hancock Trust Company LLC 690 Canton Street, Suite 100 Westwood, Massachusetts 02090	17,766.979	6.16%

*

Denotes persons or entities that owned 25% or more of the outstanding shares of beneficial interest of the Fund as of December 17, 2020, and therefore may be presumed to “control” the Fund under the 1940 Act. Except for these persons or entities, the Trust did not know of any person or entity who, as of December 17, 2020, “controlled” (within the meaning of the 1940 Act) the Fund. A person or entity that “controls” the Fund could have effective voting control over the Fund. It may not be possible for matters subject to a vote of a majority of the outstanding voting securities of the Fund to be approved without the affirmative vote of such “controlling” shareholders, and it may be possible for such matters to be approved by such shareholders without the affirmative vote of any other shareholders.

As of November 30, 2020, all management personnel (i.e., Trustees and Officers of the Trust) as a group owned beneficially less than 1% of the outstanding shares of each class of the Fund.

Since the beginning of the most recently completed fiscal year, no Trustee has purchased or sold securities of Ranger or any of its parents and subsidiaries exceeding 1% of the outstanding securities of any class of securities issued by Ranger or any of its parents or subsidiaries.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

January 25, 2021

By Order of the Trustees,

/s/ Mark J. Duggan

Mark J. Duggan

Secretary

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Exhibit A

SUBADVISORY AGREEMENT

Attention:    Ranger Investment Management, L.P.

Re:                Subadvisory Agreement

The AMG Managers Special Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended (the “Act”), and subject to the rules and regulations promulgated thereunder.

AMG Funds LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Ranger Investment Management, L.P. (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on December 31, 2020 and shall continue in effect for two years from December 31, 2020. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

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AMG FUNDS LLC

BY:	/s/ Keitha L. Kinne
Keitha L. Kinne, Managing Director

DATE:	12/31/2020

Accepted:

RANGER INVESTMENT MANAGEMENT, L.P.

BY:	/s/ Conrad Doenges
Conrad Doenges, Authorized Signatory

DATE:	12/31/2020

Acknowledged:
AMG FUNDS III

BY:	/s/ Thomas Disbrow
Thomas Disbrow, Treasurer and Chief Financial Officer

DATE:	12/31/2020

SCHEDULES:    A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, AMG Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50% of the average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily net assets in the Fund Account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.